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                                                                    EXHIBIT 10.2



                         CRYSTAL MEDICAL PRODUCTS, INC.
                                STOCK OPTION PLAN



                  The purpose of this Stock Option Plan (the "Plan") is to provide designated employees of Crystal Medical Products, Inc. (the "Company") with an opportunity to receive grants of stock options, for the purpose of encouraging them to contribute materially to the growth of the Company by aligning their economic interests with those of the shareholders.

1.       ADMINISTRATION.

         a. The Plan shall be administered by the Company's Board of Directors (the "Board"), acting in the best interests of the Company, rather than as a fiduciary. If the Company completes a public offering of its stock as described in Section 11, the Plan shall thereafter be administered by a committee consisting of "outside directors", as defined under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")and related Treasury Regulations, and the committee may consist of "non-employee directors", as defined under Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). If such a committee is appointed, references in the Plan to the "Board" relating to Plan administration, shall be deemed to refer to the committee.

         b. Unless otherwise specifically provided herein, the Board shall have sole and conclusive authority to determine (i) the employees to whom grants shall be made, (ii) the type, size and terms of the grants and (iii) the terms of any release, non-compete or other agreement to be used in connection with the Plan. In addition, the Board shall have sole and conclusive authority to interpret the Plan, make factual determinations, adopt, amend or rescind rules, regulations, agreements and instruments relating to the Plan and take such other action as it deems necessary or advisable.

2.       OPTIONS.

         This Plan provides for the grant of options that are intended to qualify as "incentive stock options" under Section 422 of the Code ("Incentive Stock Options"), options that are not intended to so qualify ("Nonqualified Stock Options") or any combination of the two (collectively, the "Options"). All Options shall be subject to the terms and conditions set forth herein and to such other terms and conditions as the Board deems appropriate and specifies in writing to the individual in a grant instrument (the "Grant Instrument"). Options and Grant Instruments need not be uniform among grantees.
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3.       SHARES SUBJECT TO THE PLAN.

         a. AUTHORIZED SHARES. Subject to adjustment as specified below, the maximum number of shares of common stock of the Company ("Company Stock") that may be issued or transferred under this Plan is 1,500,000. The shares may be authorized and unissued or reacquired shares of Company Stock. To the extent any Option terminates, expires or is canceled, forfeited, exchanged or surrendered without having been exercised, the shares subject to the Option shall again be available for purposes of the Plan.

         b. ADJUSTMENTS. In the event of a reorganization, recapitalization, change of shares, stock split, stock dividend, reclassification, subdivision or combination of shares, merger, consolidation or any other change in the corporate structure or shares of capital stock of the Company, the Board shall make such adjustment as it considers appropriate in the number and kinds of shares of Company Stock available for, or subject to, Option(s) and in the price therefor; provided, however, that no such adjustment shall give an individual any additional benefits under an outstanding Option.

4.       ELIGIBILITY FOR PARTICIPATION.

         Only officers and key employees of the Company, as selected by the Board (the "Employees"), shall be eligible to participate in the Plan.

5.       GRANT OF OPTIONS.

         Options may be granted under the Plan on or after the effective date hereof. The Board shall select the Employees to receive grants of Options (the "Grantees") and determine the number of shares of Company Stock subject to each grant. The Board may grant Incentive Stock Options, Nonqualified Stock Options or any combination of the two.

6.       OPTION TERMS.

         a. EXERCISE PRICE. The Exercise Price of each Option shall be determined by the Board and may be equal to, greater than or less than the "Fair Market Value" of a share of Company Stock on the date the Option is granted; provided, however, that the Exercise Price of an Incentive Stock Option shall be at least equal to the Fair Market Value of Company Stock on the date the Option is granted (at least 110% of the Fair Market Value in the case of any Incentive Stock Option granted to a Grantee who, at the time of the grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company).

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                  i. If the Company Stock is not publicly traded, "Fair Market
Value" shall be determined by the Company's accountant using the same methodology employed in the attached Howard Lawson & Co. valuation.

                  ii. If the Company Stock is publicly traded, "Fair Market Value" shall be determined as follows: (I) if the principal trading market for the Company Stock is a national securities exchange or the Nasdaq National Market, the last reported sales price thereof on the relevant date on which at least 1,000 shares were traded or, if there were no trades on that date (or trades aggregating less than 1,000 shares), the latest preceding date on which sales involving at least 1,000 shares were reported, or (II) if the Company Stock is not principally traded on such an exchange or market, the mean between the last reported "bid" and "asked" prices of Company Stock on the relevant date, as reported on Nasdaq or, if not so reported, as reported by the National Daily Quotation Bureau, Inc. or a customary financial reporting service.

         b. TERM. The Board shall determine the term of each Option. Such term shall not exceed ten (10) years from the date of grant (five (5) years in the case of any Incentive Stock Option granted to a Grantee who, at the time of grant, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company).

         c. EXERCISABILITY. Options shall become exercisable in accordance with the terms and conditions set forth herein and in the Grant Instrument. The Board may accelerate the exercise date of any or all outstanding Options at any time and for any reason.

         d. TERMINATION OF EMPLOYMENT. Subject to the exceptions below or such other exceptions as the Board deems appropriate and includes in the Grant Instrument, an Option only may be exercised while the Grantee is employed by the Company.

                  i. If the Grantee ceases to be employed by the Company for any reason other than those specified in Subsections (ii)or (iii) below, any Option that is otherwise exercisable by the Grantee shall terminate if not exercised within ninety (90) days after the cessation of the Grantee's employment or by the expiration of the Option term, if earlier. All of the Grantee's Options that are not so exercisable shall terminate as of the date the Grantee's employment terminates.

                  ii. If the Grantee ceases to be employed by the Company on account of a termination pursuant to Section 4.2 (termination for cause) or
Section 4.3 (special termination)of the Grantee's Employment Agreement with the Company, all Options

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held by the Grantee shall terminate as of the date the Grantee's Employment
Agreement terminates.

                  iii. If the Grantee ceases to be employed by the Company on account of death or a "disability" (or dies within 90 days after termination of his employment other than for cause), any Option that is otherwise exercisable by the Grantee shall terminate unless exercised within one (1) year of the cessation of his employment or by the expiration of the Option term, if earlier. (For this purpose, "disability" shall mean being disabled within the meaning of Code section 22(e)(3).) Any of the Grantee's Options not otherwise exercisable shall terminate as of the date the Grantee's employment terminates.

         e. EXERCISE. A Grantee may exercise an Option that has become vested and exercisable by giving the Board written notice of intent to exercise, specifying: the Option being exercised; the number of shares as to which the Option is exercised; and the date to complete the exercise. Full payment of the Exercise Price shall be made by the Grantee on or before the exercise date. After a Public Offering, subject to Board consent, the Grantee may pay the Exercise Price for an Option through a broker in accordance with procedures established by the Board, consistent with Regulation T of the Federal Reserve Board.

         f. LIMIT. Each Incentive Stock Option shall provide that, if the aggregate Fair Market Value of the stock on the date of the grant with respect to which Incentive Stock Options are exercisable for the first time by a Grantee during any calendar year exceeds $100,000, then such Option, as to the excess, shall be treated as a Non-qualified Stock Option.

7.       WITHHOLDING OF TAXES.

         All Options under the Plan shall be subject to applicable federal (including FUTA), state and local tax withholding requirements. The Company may require the Grantee to pay the amount of any such taxes that the Company is required to withhold with respect to the Options; alternatively, the Company may deduct the amount of any withholding taxes from other compensation payable to the Grantee.

8.       NONTRANSFERABILITY OF OPTIONS.

         An Option shall be exercisable only by the Grantee, and shall not be transferable except by will or the laws of descent and distribution. When a Grantee dies, the personal representative or other person entitled to succeed to the rights of the Grantee may exercise such rights upon satisfactory proof to the Company of the right to receive the Option under the Grantee's will or the applicable laws of descent and

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distribution. Any other attempt by the Grantee to alienate, assign, pledge, hypothecate or otherwise dispose of any Option, or the levy of any attachment, execution or similar process upon the rights conferred thereunder, shall terminate such Option.

 9.      PURCHASE BY THE COMPANY.

         a. Prior to a Public Offering, if a Grantee ceases to be employed by the Company for any reason, the Company shall purchase all Company Stock acquired by the Grantee under this Plan, at its then Fair Market Value. Except as provided in Section 12, the Grantee shall have no other right to transfer such Company Stock.

         b. On and after a Public Offering, the Company shall have no further right to purchase shares of Company Stock under this Section 9, and its limitations shall be null and void.

10.      CHANGE OF CONTROL.

         As used herein, a "Change of Control" shall be deemed to have occurred if:

         a. Any "person" within the meaning of Sections 13(d) and 14(d) of the Exchange Act (other than a person who is a shareholder of the Company as of the effective date of the Plan), directly or indirectly becomes a "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), of Company securities representing more than 50% of the voting power of the then outstanding securities of the Company (other than as a result of the death of a shareholder); or

         b. There is (i) a merger or consolidation of the Company with another corporation whereby the shareholders of the Company (immediately prior to the merger or consolidation) will not beneficially own (immediately after the merger or consolidation) shares entitling them to cast more than 50% of the votes to which the shareholders of the surviving corporation would be entitled in the election of directors (without consideration of the rights of any class of stock to elect directors by a separate class vote), (ii) a sale or other disposition of all or substantially all of the assets of the Company or (iii) a liquidation or dissolution of the Company.

11.      PUBLIC OFFERING.

         As used herein, a "Public Offering" shall be deemed to have occurred upon the initial registration of Company stock under Section 5 of the Securities Act of 1933, as amended. The provisions of the Plan that are applicable after a Public Offering of the Company's stock shall be effective as of such

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registration, and shall remain effective so long as the stock is registered.

12.      ACCELERATION OR ASSUMPTION UPON CHANGE IN CONTROL OR PUBLIC OFFERING.

         a. If a Change of Control or Public Offering occurs, the Board may, but shall not be obligated to:

                  i. Accelerate by declaring all outstanding Options exercisable; or

                  ii. Provide for assumption of all outstanding Options, or replacement with comparable options, by the surviving corporation.

         b. Notwithstanding the foregoing, (subject to Subsection d. below), in the event of a Change of Control or Public Offering, the Board may take one or both of the following actions: (i) require that the Grantee surrender the Grantee's then exercisable Options in exchange for a payment by the Company, in cash or Company Stock as determined by the Board, in an amount equal to the amount by which the then Fair Market Value of the shares of Company Stock subject to the Grantee's exercisable Options exceeds the Exercise Price of the Options, or (ii) after giving the Grantee an opportunity to exercise the Grantee's then exercisable Options, terminate any or all unexercised Options at such time as it deems appropriate. Such surrender or termination shall take place as of the date of the Change of Control or Public Offering or such other date as the Board may specify.

         c. Notwithstanding anything in the Plan to the contrary, in the event of a Change of Control, neither the Grantee nor the Board shall have the right to take any actions described in the Plan (including, without limitation, actions described in Subsection c. above) that would make the Change of Control ineligible for pooling of interests accounting treatment or that would make the Change of Control ineligible for desired tax treatment if, in the absence of such right, the Change of Control would qualify for such treatment and the Company intends to use such treatment with respect to the Change of Control.

13.      REQUIREMENTS FOR ISSUANCE OF SHARES.

         a. BOARD REQUIREMENTS. The Board may (i) require that the Grantees execute a shareholders' agreement, with such terms as it deems appropriate, with respect to any Company Stock distributed pursuant to the Plan and (ii) condition any Option on the Grantee's written consent to comply with such restrictions on the disposition of Company Stock acquired under an Option as it deems

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necessary to ensure compliance with applicable securities laws or otherwise advisable (certificates representing such shares be legended to reflect any such restrictions.)

         b. LEGAL REQUIREMENTS. No Company Stock shall be issued or transferred in connection with any Option unless and until the Grantee complies with all legal requirements applicable to the issuance or transfer in a manner satisfactory to the Board. Certificates representing shares of Company Stock issued under the Plan shall be subject to such stop-transfer orders and other restrictions as may be required by applicable law, regulation and interpretation, including any requirement that a legend be placed thereon.

14.      AMENDMENT AND TERMINATION OF THE PLAN.

         a. AMENDMENT. The Board may amend or terminate the Plan at any time; provided, however, that, after a Public Offering, the Board shall not amend the Plan without shareholder approval if such approval is required by Section 162(m) of the Code.

         b. TERMINATION. The Plan shall terminate on the day immediately preceding the tenth (10th) anniversary of its effective date, unless terminated earlier by the Board or extended by the Board with the approval of the Company's shareholders.

         c. TERMINATION AND AMENDMENT OF OUTSTANDING OPTIONS. A termination or amendment of the Plan that occurs after an Option is granted shall not materially impair the Grantee's rights unless the Grantee consents or the Board acts under Section 20.a hereof. The termination of the Plan shall not impair the power and authority of the Board with respect to an outstanding Option. Whether or not the Plan has terminated, an outstanding Option may be terminated or amended under Section 20.a. or may be amended by agreement of the Company and the Grantee consistent with the Plan.

         d. GOVERNING DOCUMENT. The Plan shall be the controlling document. No other statements, representations, explanatory materials or examples, oral or written, may amend the Plan in any manner. The Plan shall be binding upon and enforceable against the Company and its successors and assigns.

15.      FUNDING OF THE PLAN.

         The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of shares with respect to Options.

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16.      RIGHTS OF PARTICIPANTS.

         Nothing in the Plan shall entitle any Employee to any claim or right to be granted an Option. Neither the Plan nor any action taken hereunder shall be construed as giving a Grantee any right to continuing employment with the Company.

17.      FRACTIONAL SHARES.

         No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan or any Option. The Board shall determine whether cash or other awards or property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

18.      HEADINGS.

         Section headings are for reference only. In the event of a conflict between a title and the content of a Section, the content of the Section shall control.

19.      EFFECTIVE DATE.

         This Plan shall be effective as of September 1, 1998.

20.      MISCELLANEOUS.

         a. COMPLIANCE WITH LAW. The Plan, the exercise of Options and the obligations of the Company to issue or transfer shares of Company Stock under Options shall be subject to all applicable laws and any required approvals by governmental or regulatory agencies. In the event of a Public Offering, with respect to persons subject to Section 16 of the Exchange Act, it is the intent of the Company that the Plan and all transactions under the Plan comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. The Board may revoke any Option if it is contrary to law, or modify an Option to bring it into compliance with any valid and mandatory government regulation. The Board may, in its sole discretion, agree to limit its authority under this Section.

         b. GOVERNING LAW. The validity, construction, interpretation and effect of the Plan shall be exclusively governed by and determined in accordance with the laws of the Commonwealth of Pennsylvania, except to the extent preempted by federal law.

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